EXHIBIT 23.2


                         CONSENT OF PRICE WATERHOUSE LLP

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of U.S. Industries, Inc. of our report dated November 11, 1996, appearing on page 27 of the U.S. Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP

Morristown, New Jersey
April 4, 1997